CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment No. 4 to Registration Statement No. 333-172120 on Form S-1, of our report dated March 9, 2011, relating to the financial statements of Global Cornerstone Holdings Limited (a corporation in the development stage) and to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 5, 2011